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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TEXAS ROADHOUSE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	20-1083890 (I.R.S. Employer Identification No.)

6040 Dutchmans Lane, Suite 400
Louisville, Kentucky 40205
(502) 426-9984
(Address and phone number of principal executive offices)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration file number to which this form relates: 333-115259

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

        Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $0.001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        The description of the common stock of the Registrant set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-115259) as originally filed with the Securities and Exchange Commission (the "Commission") on May 7, 2004, and as subsequently amended (the "S-1 Registration Statement"), and in the prospectus included in the S-1 Registration Statement, which description will be included in the prospectus relating to the S-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.    Exhibits

        The following exhibits are filed herewith or incorporated by reference as indicated below:

  1.
  Registrant's Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.2 of the S-1 Registration Statement;

  2.
  Registrant's Bylaws, incorporated by reference to Exhibit 3.3 of the S-1 Registration Statement;

  3.
  Registrant's form of specimen certificate representing Class A common stock, incorporated by reference to Exhibit 4.2 of the S-1 Registration Statement; and

  4.
  Registration Rights Agreement, dated as of May 7, 2004 among the Registrant and certain other parties thereto, incorporated by reference to Exhibit 4.3 of the S-1 Registration Statement.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TEXAS ROADHOUSE, INC.
Date: October 1, 2004
	By:	/s/ G.J. HART G.J. Hart President and Chief Executive Officer

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits
SIGNATURE